UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2007

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 28, 2007, TIBCO Software Inc. (“TIBCO”) entered into a Transition Agreement and Release (the “Transition Agreement”) with its Executive Vice President, Global Field Operations, Chris Larsen. Under the terms of the Transition Agreement, Mr. Larsen will receive a payment of up to $482,692, which includes certain commissions relating to TIBCO’s performance in its first fiscal quarter of 2007, back-pay due for the first fiscal quarter of 2007 and severance. TIBCO has also agreed to reimburse Mr. Larsen for the cost of health insurance for a period of up to 12 months after he has left TIBCO.

Item 2.02.	Results of Operations and Financial Condition

On March 29, 2007, TIBCO issued a press release announcing its financial results for its first fiscal quarter ended March 4, 2007, the text of which is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 and in Item 9.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and in Item 9.01 shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Certain Officers. On March 29, 2007, TIBCO announced that Chris Larsen would leave his role as Executive Vice President, Global Field Operations (a named executive officer), effective March 28, 2007 (subject to certain statutory rights), and leave TIBCO on April 30, 2007.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated March 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ Murray D. Rode
Murray D. Rode
Chief Financial Officer and Executive Vice President, Strategic Operations

Date: March 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated March 29, 2007.